Exhibit 99.1

TD HOLDINGS, INC.

2023 STOCK INCENTIVE PLAN

Section 1. Establishment and Purpose

The purpose of the TD Holdings, Inc. 2023 Stock Incentive Plan (the “Plan”), is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers of TD Holdings, Inc. (the “Company”) and its subsidiaries may develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Company, by means of the Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.

The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Performance Units, Incentive Bonus Awards, Other Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon the date set forth in Section 17.1 hereof.

Section 2. Definitions

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

2.1 “Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, such Person.

2.2 “Applicable Law” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Share, Performance Unit, Incentive Bonus Award, Other Cash-Based Award and/or Other Stock-Based Award granted under the Plan.

2.4 “Award Agreement” means either (i) a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means with respect to a Participant: (a) conviction of, or plea of nolo contendere to, any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, the Company to public ridicule or embarrassment; (d) material violation of any of the written policies of the Company or a Subsidiary, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the Participant’s duties for the Company or a Subsidiary or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination shall be final, binding and conclusive. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

2.7 “Change in Control” shall be deemed to have occurred if any one of the following events shall occur:

(i) Any Person or Persons acting as a group (as defined in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of Common Stock representing more than 50% of the total number of votes that may be cast for the election of directors of the Company;

(ii) The consummation of any merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions (a “Transaction”), other than a Transaction involving only the Company and one or more of its subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the surviving entity;

(iii) Within any 12-month period beginning on or after the Effective Date, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board (or the board of directors of any successor to the Company); provided that any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Rule 14a-11 promulgated under the Exchange Act or any successor provision; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a penalty tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such penalty tax.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9 “Committee” means the committee of the Board delegated with the authority to administer the Plan, or the full Board, as provided in Section 3 of the Plan. With respect to any decision relating to a Reporting Person, the Committee shall consist solely of two or more directors who are disinterested within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision. The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate an Award if the Award is otherwise validly made under the Plan. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

2.10 “Common Stock” means the Company’s Common Stock, par value $0.001 per share.

2.11 “Company” means TD Holdings, Inc., and any successor thereto as provided in Section 15.8.

2.12 “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, or the power to appoint directors of the Company, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

2.13 “Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

2.14 “Disability” means a Participant being considered “disabled” within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-3(i)(4), as well as any successor regulation or interpretation.

2.15 “Effective Date” means the date set forth in Section 17.1 hereof.

2.16 “Eligible Person” means any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary; provided that the Award Agreement for any grant of an Award to a prospective employee, officer, director, consultant, advisor or other individual service provider will contain appropriate forfeiture provisions in the event such individual does not become employed or engaged by the Company or applicable Subsidiary .

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18 “Fair Market Value” of a share of Common Stock shall be, as applied to a specific date (i) the closing price of a share of Common Stock as of such date on the principal established stock exchange or national market system on which the Common Stock is then traded (or, if there is no trading in the Common Stock as of such date, the closing price of a share of Common Stock on the most recent date preceding such date on which trades of the Common Stock were recorded), or (ii) if the shares of Common Stock are not then traded on an established stock exchange or national market system but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market as of such date (or, if there are no closing bid and asked prices for the shares of Common Stock as of such date, the average of the closing bid and the asked prices for the shares of Common Stock on the most recent date preceding such date on which such closing bid and asked prices are available on such over-the-counter market), or (iii) if the shares of Common Stock are not then listed on a national securities exchange or national market system or traded in an over-the-counter market, the price of a share of Common Stock as determined by the Committee in its discretion in a manner consistent with Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(iv), as well as any successor regulation or interpretation.

2.19 “Incentive Bonus Award” means an Award granted under Section 12 of the Plan.

2.20 “Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

2.21 “Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

2.22 “Other Cash-Based Award” means a contractual right granted to an Eligible Person under Section 13 hereof entitling such Eligible Person to receive a cash payment at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.23 “Other Stock-Based Award” means a contractual right granted to an Eligible Person under Section 13 representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions as are set forth in the Plan and the applicable Award Agreement.

2.24 “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

2.25 “Performance Shares” means a contractual right granted to an Eligible Person under Section 10 hereof representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.26 “Performance Unit” means a contractual right granted to an Eligible Person under Section 11 hereof representing a notional dollar interest as determined by the Committee to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.27 “Person” shall mean any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Common Stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person”.

2.28 “Plan” means the TD Holdings, Inc. 2023 Stock Incentive Plan, as set forth herein and as may be amended from time to time.

2.29 “Reporting Person” means an officer, director or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.30 “Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions and such other conditions as are set forth in the Plan and the applicable Award Agreement.

2.31 “Securities Act” means the Securities Act of 1933, as amended.

2.32 “Service” means a Participant’s employment or other service relationship with the Company or any Subsidiary. A change in the capacity in which a Participant renders service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Service with the Company or a Subsidiary, will not terminate a Participant’s Service; provided, however, that if the entity for which a Participant is rendering services ceases to qualify as a Subsidiary, as determined by the Committee in its sole discretion, such Participant’s Service will be considered to have terminated on the date such entity ceases to qualify as a Subsidiary. For example, a change in status from an employee of the Company to a consultant to or director of the Company will not constitute an interruption of Service. To the extent permitted by Applicable Law, the Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether a Participant’s Service will be considered interrupted in the case of (i) any leave of absence approved by the Company or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, a Subsidiary, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s (or a Subsidiary’s) leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by Applicable Law. Unless the Committee provides otherwise, in its discretion, or as otherwise required by Applicable Law, vesting of Options shall be tolled during any unpaid leave of absence by a Participant.

2.33 “Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, upon the exercise of such right, in such amount and at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.34 “Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.35 “Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.36 “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or Controlled, directly or indirectly, by the Company; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

 Section 3. Administration

3.1 Committee Members. The Plan shall be administered by the Committee; provided that the entire Board may act in lieu of the Committee on any matter, subject to the requirements of Section 2.9 of the Plan with respect to an Award to a Reporting Person. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or employees of the Company or its Subsidiaries.

3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan and the requirements of Section 409A of the Code, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan (including to extend the post-termination exercisability period of Stock Options and Stock Appreciation Rights), provided that no such action (except an action relating to a Change in Control) shall materially impair the rights of a Participant with respect to an outstanding Award without the Participant’s consent. For purposes of the foregoing, any action of the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Participant. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Subsidiaries shall pay or reimburse any member of the Committee, as well as any other Person who takes action on behalf of the Plan, for all reasonable expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Company with respect to the Plan. The Company and its Subsidiaries may, but shall not be required to, obtain liability insurance for this purpose.

Section 4. Shares Subject to the Plan

4.1 Share Limitation.

(a) Subject to adjustment pursuant to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be 11,000,000 shares.

(b) Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. Any shares of Common Stock subject to Awards that are settled in Common Stock shall be counted against the maximum share limitations of this Section 4.1(a) as one share of Common Stock for every share of Common Stock subject thereto. To the extent that any Award under the Plan payable in shares of Common Stock is forfeited, cancelled, returned to or repurchased by the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Shares of Common Stock that otherwise would have been issued upon the exercise of a Stock Option or Stock Appreciation Right or in payment with respect to any other form of Award, that are surrendered in payment or partial payment of the exercise price thereof and/or taxes withheld with respect to the exercise thereof or the making of such payment, will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

4.2 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum numbers and kind of shares provided in Sections 4.1 hereof, (ii) the numbers and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the price for each share or unit or other right subject to then outstanding Awards, (iv) the performance measures or goals relating to the vesting of an Award, and (v) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

Section 5. Participation and Awards

5.1 Designation of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock, units or other amounts subject to such Awards. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. To the extent deemed appropriate by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 15.1 hereof.

Section 6. Stock Options

6.1 Grants of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.7 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant and may establish an exercise price that is below Fair Market Value on the Date of Grant for Stock Options granted to Participants who are not residents of the U.S. if permitted by Section 409A of the Code and other applicable law and any applicable rules of the principal established stock exchange or national market system on which the Common Stock is traded.

6.3 Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant for a specified time period (or periods) and/or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Option at any time. The Committee in its sole discretion may allow a Participant to exercise unvested Nonqualified Stock Options, in which case the shares of Common Stock then issued shall be Restricted Stock having analogous vesting restrictions to the unvested Nonqualified Stock Options.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 6 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in Service. Notwithstanding the foregoing, unless an Award Agreement provides otherwise:

(a) If a Participant’s Service terminates by reason of his or her death, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by such Participant’s estate or any person who acquires the right to exercise such Stock Option by bequest or inheritance at any time in accordance with its terms for up to one year after the date of such Participant’s death (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(b) If a Participant’s Service terminates by reason of his or her Disability, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant or his or her personal representative at any time in accordance with its terms for up to one year after the date of such Participant’s termination of Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(c) If a Participant’s Service terminates for any reason other than death, Disability or Cause, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant up until ninety (90) days following such termination of Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such 90-day period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(d) If a Participant’s Service terminates for Cause, any Stock Option held by such Participant, whether vested or unvested, shall be deemed forfeited and canceled on the date of such termination of Service.

(e) To the extent that a Stock Option of a Participant whose Service terminates is not exercisable, such Stock Option shall be deemed forfeited and canceled on the ninetieth (90th) day after such termination of Service or at such earlier time as the Committee may determine.

6.5 Stock Option Exercise. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, and payment of the aggregate exercise price by certified or bank check, or such other means as the Committee may accept. As set forth in an Award Agreement or otherwise determined by the Committee, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made: (i) in the form of shares of Common Stock that have been held by the Participant for such period as the Committee may deem appropriate for accounting purposes or otherwise, valued at the Fair Market Value of such shares on the date of exercise; (ii) by surrendering to the Company shares of Common Stock otherwise receivable on exercise of the Option; (iii) by a cashless exercise program implemented by the Committee in connection with the Plan; and/or (iv) by such other method as may be approved by the Committee and set forth in an Award Agreement. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment of the exercise price and satisfaction of any applicable tax withholding pursuant to Section 16.5, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or shares of Common Stock, as applicable.

6.6 Reload Options. The Committee may in its discretion include in any Award Agreement with respect to an option (the “original option”) a provision that an additional option (the “additional option”) shall be granted to any Participant who, pursuant to Section 6.5, delivers shares of the Common Stock in partial or full payment of the exercise price of the original option. The additional option shall be for a number of shares of the Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option. In the event that an Award Agreement provides for the grant of an additional option, such Award Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Stock on its date of grant, and that any shares that are delivered pursuant to Section 6.5 in payment of such exercise price shall have been held for at least six months.

6.7 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee under Treasury Regulation §1.421-7(h) of the Company or any Subsidiary.

(b) Annual Limits. To the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with Section 422(d) of the Code, the Stock Options or portions thereof that exceed such limit shall be treated as Nonqualified Stock Options, notwithstanding any contrary provision of any Award Agreement. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

(c) Ten Percent Stockholders. If a Stock Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (A) the Stock Option exercise price per share shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date of such grant and (B) such Stock Option shall not be exercisable after the expiration of five (5) years following the date such Stock Option is granted.

(d) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

Section 7. Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.

7.2 Base Price. The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price for any grant of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2.

7.3 Vesting Stock Appreciation Rights. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Appreciation Right at any time.

7.4 Term of Stock Appreciation Rights. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Appreciation Right may be exercised, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. A Stock Appreciation Right may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 7 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Appreciation Right may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries.

7.5 Payment of Stock Appreciation Rights. Subject to such terms and conditions as shall be specified in an Award Agreement, a vested Stock Appreciation Right may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company and payment of any exercise price. Upon the exercise of a Stock Appreciation Right and payment of any applicable exercise price, a Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the immediately preceding sentence may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements set forth in Section 16.5. If Stock Appreciation Rights are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

Section 8. Restricted Stock Awards

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award. If any dividends or distributions are paid in stock while a Restricted Stock Award is subject to restrictions under Section 8.3 of the Plan, the dividends or other distributions shares shall be subject to the same restrictions on transferability as the shares of Common Stock to which they were paid unless otherwise set forth in the Award Agreement. The Committee may also subject the grant of any Restricted Stock Award to the execution of a voting agreement with the Company or with any Affiliate of the Company.

8.2 Vesting Requirements. The restrictions imposed on shares of Common Stock granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Upon vesting of a Restricted Stock Award, such Award shall be subject to the tax withholding requirement set forth in Section 14.5. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price and (ii) the Fair Market Value of such shares on the date of forfeiture.

8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant to whom a Restricted Stock Award is made shall have all rights of a stockholder with respect to the shares granted to the Participant under the Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company (directed to the Secretary thereof) and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

Section 9. Stock Unit Awards

9.1 Grant of Stock Unit Awards. A Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each Stock Unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Stock Units, as determined by the Committee in its discretion. If any dividend equivalents are paid while a Stock Unit Award is subject to restrictions under Section 9 of the Plan, the dividend equivalents shall be subject to the same restrictions on transferability as the Stock Units to which they were paid, unless otherwise set forth in the Award Agreement.

9.2 Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement. The requirements for vesting of a Stock Unit Award may be based on the continued Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Stock Unit Award at any time. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date as may be determined by the Committee or elected by the Participant in accordance with rules established by the Committee.

9.3 Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof as described in the Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, any Stock Unit, whether settled in Common Stock or cash, shall be paid no later than two and one-half months after the later of the calendar year or fiscal year in which the Stock Units vest. If Stock Unit Awards are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

Section 10. Performance Shares

10.1 Grant of Performance Shares. Performance Shares may be granted to any Eligible Person selected by the Committee. A Performance Share Award shall be subject to such restrictions and condition as the Committee shall specify. A Performance Share Award may be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Stock Units, as determined by the Committee in its discretion.

10.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3 Earning of Performance Shares. After the applicable time period has ended, the number of Performance Shares earned by the Participant over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its discretion, waive any performance or vesting conditions relating to a Performance Share Award.

10.4 Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Shares shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Shares vest. Any shares of Common Stock paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Shares are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

Section 11. Performance Units

11.1 Grant of Performance Units. Performance Units may be granted to any Eligible Person selected by the Committee. A Performance Unit Award shall be subject to such restrictions and conditions as the Committee shall specify in a Participant’s Award Agreement.

11.2 Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3 Earning of Performance Units. After the applicable time period has ended, the number of Performance Units earned by the Participant, and the amount payable in cash, in shares or in a combination thereof, over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its discretion, waive any performance or vesting conditions relating to a Performance Unit Award.

11.4 Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Units shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Units vest. Any shares of Common Stock paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Units are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

Section 12. Incentive Bonus Awards

12.1 Incentive Bonus Awards. The Committee, at its discretion, may grant Incentive Bonus Awards to such Participants as it may designate from time to time. The terms of a Participant’s Incentive Bonus Award shall be set forth in the Participant’s Award Agreement. Each Award Agreement shall specify such general terms and conditions as the Committee shall determine.

12.2 Incentive Bonus Award Performance Criteria. The determination of Incentive Bonus Awards for a given year or years may be based upon the attainment of specified levels of Company or Subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee. The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Bonus Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Incentive Bonus Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Bonus Award relates, to the extent applicable, and while the outcome of the performance goals and targets is uncertain.

12.3 Payment of Incentive Bonus Awards.

(a) Incentive Bonus Awards shall be paid in cash or Common Stock, as set forth in a Participant’s Award Agreement. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and one-half months after the later of the end of the fiscal or calendar year in which the Incentive Award is no longer subject to a substantial risk of forfeiture.

(b) The amount of an Incentive Bonus Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

Section 13. Other Cash-Based Awards and Other Stock-Based Awards

13.1 Other Cash-Based and Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to a Participant, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. In addition, the Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

13.2 Value of Cash-Based Awards and Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee, in its sole discretion. Each Other Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Other Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

13.3 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to Other Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

14. Change in Control

14.1 Effect of Change in Control.

(a) The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change in Control” on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. To the extent necessary for compliance with Section 409A of the Code, an Award Agreement shall provide that an Award subject to the requirements of Section 409A that would otherwise become payable upon a Change in Control shall only become payable to the extent that the requirements for a “change in control” for purposes of Section 409A have been satisfied.

(b) Notwithstanding anything to the contrary set forth in the Plan, unless otherwise provided by an Award Agreement, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Stock Options and Stock Appreciation Rights held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock, Stock Units, Performance Shares, Performance Units, Incentive Bonus Award and any other Award held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iii) cancel any Stock Option or Stock Appreciation Right in exchange for a substitute option in a manner consistent with the requirements of Treasury Regulation §1.424-1(a) or §1.409A-1(b)(5)(v)(D), as applicable (notwithstanding the fact that the original Stock Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Stock Units, Performance Shares or Performance Units held by a Participant in exchange for restricted stock or performance shares of or stock or performance units in respect of the capital stock of any successor corporation; (v) redeem any Restricted Stock held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted share of Common Stock on the date of the Change in Control; (vi) terminate any Award in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Change in Control (the “Change in Control Consideration”); provided, however that if the Change in Control Consideration with respect to any Option or Stock Appreciation Right does not exceed the exercise price of such Option or Stock Appreciation Right, the Committee may cancel the Option or Stock Appreciation Right without payment of any consideration therefor. Any such Change in Control Consideration may be subject to any escrow, indemnification and similar obligations, contingencies and encumbrances applicable in connection with the Change in Control to holders of Common Stock. Without limitation of the foregoing, if as of the date of the occurrence of the Change in Control the Committee determines that no amount would have been attained upon the realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The Committee may cause the Change in Control Consideration to be subject to vesting conditions (whether or not the same as the vesting conditions applicable to the Award prior to the Change in Control) and/or make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.

(c) The Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same or similar post-closing purchase price adjustments, escrow terms, offset rights, holdback terms and similar conditions as the other holders of Common Stock, and (iii) execute and deliver such documents and instruments as the Committee may reasonably require for the Participant to be bound by such obligations. The Committee will endeavor to take action under this Section 14 in a manner that does not cause a violation of Section 409A of the Code with respect to an Award.

15. General Provisions

15.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.

15.2 Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation. Notwithstanding the foregoing, the confidentiality restrictions set forth in an Award Agreement shall not, and shall not be interpreted to, impair a Participant from exercising any legally protected whistleblower rights (including under Rule 21 of the Exchange Act) or any other rights protected by applicable law. In addition, and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any “clawback” policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing condition.

15.3 No Assignment or Transfer; Beneficiaries.

(a) Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 15.3 to the contrary, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Nonqualified Stock Option, share-settled Stock Appreciation Right, Restricted Stock, Performance Share or share-settled Other Stock-Based Award may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

15.4 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

15.5 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in Service or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or Participant for any reason at any time.

15.6 Fractional Shares. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment.

15.7 Other Compensation and Benefit Plans. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.8 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries. In addition, all obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.9 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements, or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

15.10 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation, or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for Awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any shares of Common Stock subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

Section 16. Legal Compliance

16.1 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares. All Common Stock issued pursuant to the terms of this Plan shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated pursuant to the Securities Act and may not be transferred except in compliance herewith and with the registration requirements of the Securities Act or an exemption therefrom. Certificates representing Common Stock acquired pursuant to an Award may bear such legend as the Company may consider appropriate under the circumstances.

16.2 Incentive Arrangement. The Plan is designed to provide an ongoing, pecuniary incentive for Participants to produce their best efforts to increase the value of the Company. The Plan is not intended to provide retirement income or to defer the receipt of payments hereunder to the termination of a Participant’s employment or beyond. The Plan is thus intended not to be a pension or welfare benefit plan that is subject to Employee Retirement Income Security Act of 1974 (“ERISA”) and shall be construed accordingly. All interpretations and determinations hereunder shall be made on a basis consistent with the Plan’s status as not an employee benefit plan subject to ERISA.

16.3 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

16.4 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code or an exemption thereto, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, in the event that any provision of the Plan or an Award Agreement is determined by the Committee, in its sole discretion, to not comply with the requirements of Section 409A of the Code or an exemption thereto, the Committee shall, in its sole discretion, have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary, regardless of whether such actions, interpretations or changes shall adversely affect a Participant, subject to the limitations, if any, of applicable law. If an Award is subject to Section 409A of the Code, any payment made to a Participant who is a “specified employee” of the Company or any Subsidiary shall not be made before the date that is six months after the Participant’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 16.4, the terms “separation from service” and “specified employee” shall have the meanings set forth in Section 409A of the Code. For purposes of Section 409A of the Code, each payment made with respect to an Award (in the event there are multiple payments) will be deemed to be its own separate payment as permitted under Treas. Reg. Section 1.409A-2(b)(2)(iii). In no event whatsoever shall the Company, any Subsidiary, the Committee, the Board or any representative of the Company, any Subsidiary, the Committee or the Board be liable for any additional tax, interest or penalties that may be imposed on any Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

16.5 Tax Withholding.

(a) The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements unless permitted by the Company and such additional withholding amount will not cause adverse accounting consequences and is permitted under Applicable Law. Notwithstanding the foregoing, if a minimum statutory amount of withholding does not apply under the laws of any foreign jurisdiction, the Company may withhold such amount for remittance to the applicable taxing authority of such jurisdiction as the Company determines in its discretion, uniformly applied, to be appropriate.

(b) In order to fulfill the withholding obligation, a Participant may, as provided in the applicable Award Agreement or with the consent of the Committee, in its sole discretion, tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The broker-assisted exercise procedure described in Section 6.5 may also be utilized to satisfy the withholding requirements related to the exercise of a Stock Option.

(c) Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002); or (iii) such withholding would cause adverse accounting consequences for the Company.

16.6 No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee nor any other Person make any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any Participant or any other person hereunder.

16.7 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8 Stock Certificates; Book Entry Form. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, any obligation set forth in the Plan pertaining to the delivery or issuance of stock certificates evidencing shares of Common Stock may be satisfied by having issuance and/or ownership of such shares recorded on the books and records of the Company (or, as applicable, its transfer agent or stock plan administrator).

16.9 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

Section 17. Effective Date, Amendment and Termination

17.1 Effective Date. The effective date of the Plan shall be the date on which the Plan is approved by the Board; provided, however, that Awards granted under the Plan subsequent to the approval of the Plan by the Board shall be valid only if the Plan is approved by the requisite percentage of the voting stockholders of the Company, within one year of the date on which such Board approval occurs. If such stockholder approval is not obtained within one year after the date of the Board’s approval of the Plan, then all Awards previously granted under the Plan shall terminate and cease to be outstanding, and no further Awards shall be granted under the Plan.

17.2 Amendment; Termination. Subject to the applicable requirements of Section 409A of the Code, the Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that (a) no such amendment, suspension or termination shall materially impair any rights or materially increase any obligations under any Award theretofore made under the Plan without the consent of the Participant affected thereby (or, after the Participant’s death, the person having the right to exercise the Award), (b) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (c) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares of Common Stock available for issuance under the Plan, or (ii) changes the persons or class of persons eligible to receive Awards. For purposes of the foregoing, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Participant. The Plan will continue in effect until terminated in accordance with this Section 17.2; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the date of the adoption of the Plan by the Board (the “Expiration Date”); but provided further, that Awards granted prior to such Expiration Date may extend beyond that date.

*****

FORM OF

INCENTIVE STOCK OPTION GRANT AGREEMENT

TD HOLDINGS, INC. 2023 STOCK INCENTIVE PLAN

This Stock Option Grant Agreement (the “Grant Agreement”) is made and entered into effective on the Date of Grant set forth in Exhibit A (the “Date of Grant”) by and between TD Holdings, Inc., a Delaware corporation (the “Company”), and the individual named in Exhibit A hereto (the “Optionee”).

WHEREAS, the Company desires to provide the Optionee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company desires to grant the Optionee an option pursuant to the TD Holdings, Inc. 2023 Stock Incentive Plan (the “Plan”) to acquire the Company’s common stock, par value $0.001 per share (the “Common Stock”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the parties hereto agree as follows:

1. Grant. The Company hereby grants the Optionee a Nonqualified Stock Option (the “Option”) to purchase up to the number of shares of Common Stock (the “Shares”) set forth in Exhibit A hereto at the exercise price per Share (the “Exercise Price”) set forth in Exhibit A, and on the vesting schedule set forth in Exhibit A, subject to the terms and conditions set forth herein and the provisions of the Plan, the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined in this Grant Agreement shall have the meanings as set forth in the Plan.

This Option is intended to qualify as an Incentive Stock Option (“ISO”) under Section 422 of the Code. However, notwithstanding such designation, if the Optionee becomes eligible in any given year to exercise ISOs for Shares having a Fair Market Value in excess of $100,000, those options representing the excess shall be treated as Nonqualified Stock Options. In the previous sentence, “ISOs” include ISOs granted under any plan of the Company or any parent or any Subsidiary of the Company. For the purpose of deciding which options apply to Shares that “exceed” the $100,000 limit, ISOs shall be taken into account in the same order as granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. The Optionee hereby acknowledges that there is no assurance that the Option will, in fact, be treated as an Incentive Stock Option under Section 422 of the Code.

2. Exercise Period Following Termination of Service. This Option shall terminate and be canceled to the extent not exercised within three (3) months after the Optionee’s Service terminates; provided that if such termination is due to the Optionee’s total and permanent disability within the meaning of Section 22(e)(3) of the Code, this Option shall terminate and be canceled one (1) year from the date of termination of the Optionee’s Service; and provided, further, that if Optionee’s Service terminates (other than for Cause) on or after a Change in Control, then the Option shall remain exercisable until the Expiration Date. Notwithstanding the foregoing, in the event that the Optionee’s Service is terminated for Cause, then the Option shall immediately terminate on the date of such termination of Service and shall not be exercisable for any period following such date. In no event, however, shall this Option be exercised later than the Expiration Date set forth in Exhibit A and in no event shall this Option be exercised for more Shares than the Shares which otherwise have become exercisable as of the date of termination.

3. Method of Exercise. This Option is exercisable by delivery to the Company of an exercise notice (the “Exercise Notice”) in a form satisfactory to the Committee or by such other form or means as the Committee may permit or require. Any Exercise Notice shall state or provide the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and include such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Optionee may elect to make payment of the exercise price in cash or by check or by delivery to the Company of certificates representing shares of outstanding Common Stock already owned by the Optionee that are owned free and clear of any liens, claims, encumbrances or security interests together with stock powers duly executed and with signature guaranteed. In addition, the Optionee may make payment through a “cashless exercise” such that without the payment of any funds, the undersigned may exercise the Option and receive the net number of Shares equal to (x) the number of Shares as to which the Option is being exercised, multiplied by (y) a fraction, the numerator of which is the Fair Market Value per share (on such date as is determined by the Committee) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number). In the event payment is made by delivery of such Shares, said Shares shall be deemed to have a per Share value equal to the Fair Market Value per Share on the date of exercise. Upon exercise of the Option by the Optionee and prior to the delivery of such Exercised Shares, the Company shall have the right to require the Optionee to satisfy applicable Federal and state tax income tax withholding requirements and the Optionee’s share of applicable employment withholding taxes in a method satisfactory to the Company. Notwithstanding the foregoing, the Optionee may not exercise the Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s Common Stock. Further, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements relating to the administration of stock option plans and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where stock grants or other applicable equity grants are made under the Plan; assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.

4. Covenants Agreement. This Option shall be subject to forfeiture at the election of the Company in the event that the Optionee breaches any agreement between the Optionee and the Company with respect to noncompetition, nonsolicitation, assignment of inventions and contributions and/or nondisclosure obligations of the Optionee.

5. Taxes.

(a) By executing this Grant Agreement, Optionee acknowledges and agrees that Optionee is solely responsible for the satisfaction of any applicable taxes that may be imposed on Optionee that arise as a result of the grant, vesting or exercise of the Option, including without limitation any taxes arising under Section 409A of the Code (regarding deferred compensation) or Section 4999 of the Code (regarding golden parachute excise taxes), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or otherwise indemnify or hold Optionee harmless from any or all of such taxes.

(b) Notwithstanding paragraph (a) above, if any amounts or benefits provided for in this Grant Agreement, when aggregated with any other payments or benefits payable or provided to the Optionee (the “Total Payments”) would (i) constitute “parachute payments” within the meaning of Section 280G of the Code (which will not include any portion of payments classified as payments of reasonable compensation for purposes of Section 280G of the Code, including without limitation amounts allocated to any restrictive covenants), and (ii) but for this Section 5(b), would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Total Payments will be either: (a) provided in full, or (b) provided as to such lesser extent as would result in no portion of such Total Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the Excise Tax, results in the Optionee’s receipt on an after-tax basis of the greatest amount of the Total Payments, notwithstanding that all or some portion of the Total Payments may be subject to the Excise Tax. To the extent any reduction in Total Payments is required by this Section 5(b), such reduction shall occur to the payments and benefits in the order that results in the greatest economic present value of all payments and benefits actually made to Optionee. Subject to Section 409A of the Code, such order of reductions shall be determined by the Optionee. Unless the Company and the Optionee otherwise agree in writing, any determination required under this Section 5(b) shall be made in writing by an independent public accounting firm mutually acceptable to the Company and the Optionee (the “Accountants”) whose determination shall be conclusive and binding upon the Optionee and the Company for all purposes. For purposes of making the calculations required by this Section 5(b), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Optionee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 5(b). The Company shall pay all fees and expenses of the Accountants.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Grant Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7. Securities Matters. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state law. The Company shall not be obligated to sell or issue any Shares or Exercised Shares pursuant to this Grant Agreement unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws, or are exempt from registration thereunder. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

8. Investment Purpose. The Optionee represents and warrants that unless the Shares are registered under the Securities Act, any and all Shares acquired by the Optionee under this Grant Agreement will be acquired for investment for the Optionee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act. The Optionee agrees not to sell, transfer or otherwise dispose of such Shares unless they are either (1) registered under the Securities Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.

9. Lock-Up Agreement. The Optionee hereby agrees that in the event that the Optionee exercises this Option during a period in which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, then, as a condition to such exercise, the Optionee shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Optionee shall agree to restrictions on transferability of the Shares comparable to the restrictions agreed upon by such directors or officers of the Company.

10. Other Plans. No amounts of income received by the Optionee pursuant to this Grant Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise expressly provided in such plan.

11. No Guarantee of Continued Service. The Optionee acknowledges and agrees that the right to exercise the Option pursuant to the exercise schedule hereof is earned only through continuous Service and such other requirements, if any, as are set forth in Exhibit A (and not through the act of being hired, being granted an option or purchasing shares hereunder). The Optionee further acknowledges and agrees that (i) this Grant Agreement, the transactions contemplated hereunder and the exercise schedule set forth herein do not constitute an express or implied promise of continued employment or service for the exercise period or for any other period, and shall not interfere with the Optionee’s right or the right of the Company or its Subsidiaries to terminate the employment or service relationship at any time, with or without cause, subject to the terms of any written employment agreement that the Optionee may have entered into with the Company or any of its Subsidiaries; and (ii) the Company would not have granted this Option to the Optionee but for these acknowledgements and agreements.

12. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be amended to materially impair the rights of the Optionee without the Optionee’s consent; provided, however, that no action of the Board or the Committee that alters or affects the tax treatment of the Option shall be considered to materially impair any rights of the Optionee. In the event of any conflict between this Grant Agreement and the Plan, the Plan shall be controlling, except as otherwise specifically provided in the Plan. This Grant Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

13. Opportunity for Review. Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Grant Agreement. The Optionee has reviewed the Plan and this Grant Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement and fully understands all provisions of the Plan and this Grant Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Grant Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated herein.

14. Section 409A. This Option is intended to be excepted from coverage under Section 409A and shall be administered, interpreted and construed accordingly. The Company may, in its sole discretion and without the Optionee’s consent, modify or amend the terms of this Grant Agreement, impose conditions on the timing and effectiveness of the exercise of the Option by Optionee, or take any other action it deems necessary or advisable, to cause the Option to be excepted from Section 409A (or to comply therewith to the extent the Company determines it is not excepted).

15. Recoupment. In the event the Company restates its financial statements due to material noncompliance with any financial reporting requirements under applicable securities laws, any shares issued pursuant to this Agreement for or in respect of the year that is restated, or the prior three years, may be recovered to the extent the shares issued exceed the number that would have been issued based on the restatement. In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing conditions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Grant Agreement as of the date set forth in Exhibit A.

TD HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT A

INCENTIVE STOCK OPTION GRANT AGREEMENT

TD HOLDINGS, INC.

(a)	Optionee’s Name:

(b)	Date of Grant:

(c)	Number of Shares Subject to the Option:

(d)	Exercise Price: $______ per Share

(e)	Expiration Date:

(f)	Vesting Schedule:

Notwithstanding anything contained herein to the contrary, if a “Change in Control” (as defined in the Plan) occurs prior to the cessation of the Optionee’s “Service” (as defined in the Plan), then the Option, to the extent not then vested, shall become fully (100%) vested immediately prior to the date of such Change in Control.

_______ (Initials)

Optionee

_______ (Initials)

Company Signatory

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

TD HOLDINGS, INC. 2023 STOCK INCENTIVE PLAN

This Stock Option Grant Agreement (the “Grant Agreement”) is made and entered into effective on the Date of Grant set forth in Exhibit A (the “Date of Grant”) by and between TD Holdings, Inc., a Delaware corporation (the “Company”), and the individual named in Exhibit A hereto (the “Optionee”).

WHEREAS, the Company desires to provide the Optionee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company desires to grant the Optionee an option pursuant to the TD Holdings, Inc. 2023 Stock Incentive Plan (the “Plan”) to acquire the Company’s common stock, par value $0.001 per share (the “Common Stock”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the parties hereto agree as follows:

1. Grant. The Company hereby grants the Optionee a Nonqualified Stock Option (the “Option”) to purchase up to the number of shares of Common Stock (the “Shares”) set forth in Exhibit A hereto at the exercise price per Share (the “Exercise Price”) set forth in Exhibit A, and on the vesting schedule set forth in Exhibit A, subject to the terms and conditions set forth herein and the provisions of the Plan, the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined in this Grant Agreement shall have the meanings as set forth in the Plan.

2. Exercise Period Following Termination of Service. This Option shall terminate and be canceled to the extent not exercised within ninety (90) days after the Optionee’s Service terminates; provided that if such termination is due to the death or Disability of the Optionee, this Option shall terminate and be canceled twelve (12) months from the date of termination of the Optionee’s Service; and provided, further, that if Optionee’s Service terminates (other than for Cause) on or after a Change in Control, then the Option shall remain exercisable until the Expiration Date. Notwithstanding the foregoing, in the event that the Optionee’s Service is terminated for Cause, then the Option shall immediately terminate on the date of such termination of Service and shall not be exercisable for any period following such date. In no event, however, shall this Option be exercised later than the Expiration Date set forth in Exhibit A and in no event shall this Option be exercised for more Shares than the Shares which otherwise have become exercisable as of the date of termination.

3. Method of Exercise. This Option is exercisable by delivery to the Company of an exercise notice (the “Exercise Notice”) in a form satisfactory to the Committee or by such other form or means as the Committee may permit or require. Any Exercise Notice shall state or provide the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and include such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Optionee may elect to make payment of the exercise price in cash or by check or by delivery to the Company of certificates representing shares of outstanding Common Stock already owned by the Optionee that are owned free and clear of any liens, claims, encumbrances or security interests together with stock powers duly executed and with signature guaranteed. In addition, the Optionee may make payment through a “cashless exercise” such that without the payment of any funds, the undersigned may exercise the Option and receive the net number of Shares equal to (x) the number of Shares as to which the Option is being exercised, multiplied by (y) a fraction, the numerator of which is the Fair Market Value per share (on such date as is determined by the Committee) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number). In the event payment is made by delivery of such Shares, said Shares shall be deemed to have a per Share value equal to the Fair Market Value per Share on the date of exercise. Upon exercise of the Option by the Optionee and prior to the delivery of such Exercised Shares, the Company shall have the right to require the Optionee to satisfy applicable Federal and state tax income tax withholding requirements and the Optionee’s share of applicable employment withholding taxes in a method satisfactory to the Company. Notwithstanding the foregoing, the Optionee may not exercise the Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s Common Stock. Further, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements relating to the administration of stock option plans and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where stock grants or other applicable equity grants are made under the Plan; assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.

4. Covenants Agreement. This Option shall be subject to forfeiture at the election of the Company in the event that the Optionee breaches any agreement between the Optionee and the Company with respect to noncompetition, nonsolicitation, assignment of inventions and contributions and/or nondisclosure obligations of the Optionee.

5. Taxes.

(a)  By executing this Grant Agreement, Optionee acknowledges and agrees that Optionee is solely responsible for the satisfaction of any applicable taxes that may be imposed on Optionee that arise as a result of the grant, vesting or exercise of the Option, including without limitation any taxes arising under Section 409A of the Code (regarding deferred compensation) or Section 4999 of the Code (regarding golden parachute excise taxes), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or otherwise indemnify or hold Optionee harmless from any or all of such taxes.

(b)  Notwithstanding paragraph (a) above, if any amounts or benefits provided for in this Grant Agreement, when aggregated with any other payments or benefits payable or provided to the Optionee (the “Total Payments”) would (i) constitute “parachute payments” within the meaning of Section 280G of the Code (which will not include any portion of payments classified as payments of reasonable compensation for purposes of Section 280G of the Code, including without limitation amounts allocated to any restrictive covenants), and (ii) but for this Section 5(b), would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Total Payments will be either: (a) provided in full, or (b) provided as to such lesser extent as would result in no portion of such Total Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the Excise Tax, results in the Optionee’s receipt on an after-tax basis of the greatest amount of the Total Payments, notwithstanding that all or some portion of the Total Payments may be subject to the Excise Tax. To the extent any reduction in Total Payments is required by this Section 5(b), such reduction shall occur to the payments and benefits in the order that results in the greatest economic present value of all payments and benefits actually made to Optionee. Subject to Section 409A of the Code, such order of reductions shall be determined by the Optionee. Unless the Company and the Optionee otherwise agree in writing, any determination required under this Section 5(b) shall be made in writing by an independent public accounting firm mutually acceptable to the Company and the Optionee (the “Accountants”) whose determination shall be conclusive and binding upon the Optionee and the Company for all purposes. For purposes of making the calculations required by this Section 5(b), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Optionee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 5(b). The Company shall pay all fees and expenses of the Accountants.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Grant Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

7. Securities Matters. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state law. The Company shall not be obligated to sell or issue any Shares or Exercised Shares pursuant to this Grant Agreement unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws, or are exempt from registration thereunder. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

8. Investment Purpose. The Optionee represents and warrants that unless the Shares are registered under the Securities Act, any and all Shares acquired by the Optionee under this Grant Agreement will be acquired for investment for the Optionee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act. The Optionee agrees not to sell, transfer or otherwise dispose of such Shares unless they are either (1) registered under the Securities Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.

9. Lock-Up Agreement. The Optionee hereby agrees that in the event that the Optionee exercises this Option during a period in which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, then, as a condition to such exercise, the Optionee shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Optionee shall agree to restrictions on transferability of the Shares comparable to the restrictions agreed upon by such directors or officers of the Company.

10. Other Plans. No amounts of income received by the Optionee pursuant to this Grant Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise expressly provided in such plan.

11. No Guarantee of Continued Service. The Optionee acknowledges and agrees that the right to exercise the Option pursuant to the exercise schedule hereof is earned only through continuous Service and such other requirements, if any, as are set forth in Exhibit A (and not through the act of being hired, being granted an option or purchasing shares hereunder). The Optionee further acknowledges and agrees that (i) this Grant Agreement, the transactions contemplated hereunder and the exercise schedule set forth herein do not constitute an express or implied promise of continued employment or service for the exercise period or for any other period, and shall not interfere with the Optionee’s right or the right of the Company or its Subsidiaries to terminate the employment or service relationship at any time, with or without cause, subject to the terms of any written employment agreement that the Optionee may have entered into with the Company or any of its Subsidiaries; and (ii) the Company would not have granted this Option to the Optionee but for these acknowledgements and agreements.

12. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be amended to materially impair the rights of the Optionee without the Optionee’s consent; provided, however, that no action of the Board or the Committee that alters or affects the tax treatment of the Option shall be considered to materially impair any rights of the Optionee. In the event of any conflict between this Grant Agreement and the Plan, the Plan shall be controlling, except as otherwise specifically provided in the Plan. This Grant Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

13. Opportunity for Review. Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Grant Agreement. The Optionee has reviewed the Plan and this Grant Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement and fully understands all provisions of the Plan and this Grant Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Grant Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated herein.

14. Section 409A.  This Option is intended to be excepted from coverage under Section 409A and shall be administered, interpreted and construed accordingly. The Company may, in its sole discretion and without the Optionee’s consent, modify or amend the terms of this Grant Agreement, impose conditions on the timing and effectiveness of the exercise of the Option by Optionee, or take any other action it deems necessary or advisable, to cause the Option to be excepted from Section 409A (or to comply therewith to the extent the Company determines it is not excepted).

15. Recoupment. In the event the Company restates its financial statements due to material noncompliance with any financial reporting requirements under applicable securities laws, any shares issued pursuant to this Agreement for or in respect of the year that is restated, or the prior three years, may be recovered to the extent the shares issued exceed the number that would have been issued based on the restatement. In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing conditions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Grant Agreement as of the date set forth in Exhibit A.

TD Holding, Inc.

By:
Name:
Title:

OPTIONEE

Name:

EXHIBIT A

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

TD HOLDINGS, INC.

(a).	Optionee’s Name:

(b).	Date of Grant: ____________

(c).	Number of Shares Subject to the Option:_______________

(d).	Exercise Price: $___________ per Share

(e).	Expiration Date:_______________

(f).	Vesting Schedule:

Notwithstanding anything contained herein to the contrary, if a “Change in Control” (as defined in the Plan) occurs prior to the cessation of the Optionee’s “Service” (as defined in the Plan), then the Option, to the extent not then vested, shall become fully (100%) vested immediately prior to the date of such Change in Control.

_______ (Initials)

Optionee

_______ (Initials)

Company Signatory

FORM OF

RESTRICTED STOCK UNIT AWARD AGREEMENT

TD HOLDINGS, INC. 2023 STOCK INCENTIVE PLAN

This Restricted Stock Unit Award Agreement (the “Agreement” or “Award Agreement”), dated as of the “Award Date” set forth in the attached Exhibit A, is entered into between TD Holdings, Inc., a Delaware corporation (the “Company”), and the individual named in Exhibit A hereto (the “Awardee”).

WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company desires to award the Awardee Restricted Stock Units pursuant to the TD Holdings, Inc. 2023 Stock Incentive Plan (the “Plan”);

NOW, THEREFORE, the following provisions apply to this Award:

1. Award. The Company hereby awards the Awardee the number of Restricted Stock Units (each an “RSU” and collectively the “RSUs”) set forth in Exhibit A. Such RSUs shall be subject to the terms and conditions set forth in this Agreement and the provisions of the Plan, the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Plan.

2. Vesting. Except as otherwise provided in this Agreement, the RSUs shall vest in accordance with the vesting schedule set forth in Exhibit A, provided that the Awardee remains in Service through the applicable vesting date.

For each RSU that becomes vested in accordance with this Agreement, the Company shall issue and deliver to Awardee, on or within thirty (30) business days after becoming vested, one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”). Except as may be provided in Exhibit A, in the event that the Awardee ceases to be in Service, any RSUs that have not vested as of the date of such cessation of service shall be forfeited.

3. Dividend Equivalent Units. If and to the extent that the Company pays a cash dividend with respect to the Common Stock, Awardee shall be credited with an additional number of RSUs (“Dividend Equivalent Units”), including a fractional Dividend Equivalent Unit if applicable, equal to (i) the amount of such dividends as would have been paid with respect to Awardee’s outstanding RSUs on the record date of such dividend (the “Record Date”) had each such outstanding RSU been an outstanding share of Common Stock on such Record Date, divided by (ii) the closing price of a share of Common Stock on such Record Date. Dividend Equivalent Units shall be subject to the same vesting terms and conditions as the RSUs to which they relate.

4. No Rights as Stockholder. The Awardee shall not be entitled to any of the rights of a stockholder with respect to any share of Common Stock that may be acquired following vesting of an RSU unless and until such share of Common Stock is issued and delivered to the Awardee. Without limitation of the foregoing, the Awardee shall not have the right to vote any share of Common Stock to which an RSU relates and shall not be entitled to receive any dividend attributable to such share of Common Stock for any period prior to the issuance and delivery of such share to Awardee (but Awardee shall have dividend equivalent rights as provided in Section 3 above).

5. Transfer Restrictions. Neither this Agreement nor the RSUs may be sold, assigned, pledged or otherwise transferred or encumbered without the prior written consent of the Committee.

6. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation hereunder to issue or deliver certificates evidencing shares of Common Stock shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

7. Withholding Taxes. The Awardee shall pay to the Company, or make provision satisfactory to the Company for payment of, the minimum statutory amount required to satisfy all federal, state and local income tax withholding requirements and the Awardee’s share of applicable employment withholding taxes in connection with the issuance and deliverance of shares of Common Stock following vesting of RSUs, in any manner permitted by the Plan. No shares of Common Stock shall be issued with respect to RSUs unless and until satisfactory arrangements acceptable to the Company have been made by the Awardee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to the RSUs. Subject to the following sentence, the Committee, in its sole discretion, may provide for the withholding of applicable taxes from the proceeds of the sale of Shares acquired upon vesting of the RSUs, either through a voluntary sale or through a mandatory sale arranged by the Company (on Awardee’s behalf pursuant to this authorization). Notwithstanding the foregoing, if requested by Awardee, and if the Committee consents, the Company shall withhold shares of Common Stock that would otherwise be issued upon vesting of the RSUs to cover applicable withholding taxes, equal to the greatest number of whole shares of Common Stock having a Fair Market Value on the date immediately preceding the date on which the applicable tax liability is determined not in excess of the minimum amount required to satisfy the statutory withholding tax obligations with respect to the award. The Company may refuse to issue or deliver the shares of Common Stock unless all withholding taxes that may be due as a result of this Award have been paid.

8. Section 280G. Notwithstanding anything contained herein to the contrary, if any amounts or benefits provided for in this Agreement, when aggregated with any other payments or benefits payable or provided to the Awardee (the “Total Payments”) would (i) constitute “parachute payments” within the meaning of Section 280G of the Code (which will not include any portion of payments classified as payments of reasonable compensation for purposes of Section 280G of the Code, including without limitation amounts allocated to any restrictive covenants), and (ii) but for this Section 8, would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Total Payments will be either: (a) provided in full, or (b) provided as to such lesser extent as would result in no portion of such Total Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income and employment taxes and the Excise Tax, results in the Awardee’s receipt on an after-tax basis of the greatest amount of the Total Payments, notwithstanding that all or some portion of the Total Payments may be subject to the Excise Tax. To the extent any reduction in Total Payments is required by this Section 8, such reduction shall occur to the payments and benefits in the order that results in the greatest economic present value of all payments and benefits actually made to Awardee. Subject to Section 409A of the Code, such order of reductions shall be determined by the Awardee. Unless the Company and the Awardee otherwise agree in writing, any determination required under this Section 8 shall be made in writing by an independent public accounting firm mutually acceptable to the Company and the Awardee (the “Accountants”) whose determination shall be conclusive and binding upon the Awardee and the Company for all purposes. For purposes of making the calculations required by this Section 8, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Awardee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 8. The Company shall pay all fees and expenses of the Accountants.

9.  Investment Purpose. Any and all shares of Common Stock acquired by the Awardee under this Agreement will be acquired for investment for the Awardee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares of Common Stock within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Awardee shall not sell, transfer or otherwise dispose of such shares unless they are either (1) registered under the Securities Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.

10. Securities Law Restrictions. Regardless of whether the offering and sale of shares of Common Stock issuable to Awardee pursuant to this Agreement and the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such shares of Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

11. Lock-Up Agreement. The Awardee, in the event that any shares of Common Stock which become deliverable to Awardee with respect to RSUs at a time during which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Awardee shall agree to restrictions on transferability of the shares of such Common Stock comparable to the restrictions agreed upon by such directors or officers of the Company.

12. Awardee Obligations. The Awardee should review this Agreement with his or her own tax advisors to understand the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee will rely solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee (and not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.

13. No Guarantee of Continued Service. The Awardee acknowledges and agrees that (i) nothing in this Agreement or the Plan confers on the Awardee any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way the Awardee’s right or the Company’s right to terminate the Awardee’s employment, service, or consulting relationship at any time, with or without cause, subject to any employment or service agreement that may have been entered into by the Company and the Awardee; and (ii) the Company would not have granted this Award to the Awardee but for these acknowledgements and agreements.

14. Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his or her address contained in the records of the Company. Alternatively, notices and other communications may be provided in the form and manner of such electronic means as the Company may permit.

15. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire Agreement with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Awardee with respect to the subject matter hereof, and except as provided in the Plan or in this Agreement, may not be modified adversely to the Awardee’s interest except by means of a writing signed by the Company and the Awardee. In the event of any conflict between this Award Agreement and the Plan, the Plan shall be controlling. This Award Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

16. Opportunity for Review. Awardee and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement. The Awardee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. The Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Award Agreement. The Awardee further agrees to notify the Company upon any change in Awardee’s residence address.

17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives.

18. Section 409A Compliance. To the extent that this Agreement and the award of RSUs hereunder are or become subject to the provisions of Section 409A of the Code, the Company and the Awardee agree that this Agreement may be amended or modified by the Company, in its sole discretion and without the Awardee’s consent, as appropriate to maintain compliance with the provisions of Section 409A of the Code.

19. Recoupment. In the event the Company restates its financial statements due to material noncompliance with any financial reporting requirements under applicable securities laws, any payments made or shares issued pursuant to this Agreement for or in respect of the year that is restated, or the prior three years, may be recovered to the extent the payments made or shares issued exceed the amount that would have been paid or issued based on the restatement. In addition, and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing conditions.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in Exhibit A.

TD HOLDINGS, INC.

By:
Name:
Title:

AWARDEE

Name:

EXHIBIT A

TD HOLDINGS, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

(a).	Awardee’s Name: __________________________________________________________

(b).	Award Date: , 202

(c).	Number of Restricted Stock Units (“RSUs”) Granted: ______________________________

(d).	Vesting Schedule:

The RSUs awarded herein shall vest as follows, provided that Awardee remains in “Service” (as defined in the Plan) through each such respective vesting date.

Vesting Date	RSUs Vested

Notwithstanding anything contained herein to the contrary, if a “Change in Control” (as defined in the Plan) occurs prior to the cessation of the Awardee’s “Service” (as defined in the Plan), then the RSUs, to the extent not then vested, shall become fully (100%) vested immediately prior to the date of such Change in Control.

_______ (Initials)

Awardee

_______ (Initials)

Company Signatory